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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the registration statement (File No. 333-57367), as amended by this amendment No. 1 to registration statement.


                                               ARTHUR ANDERSEN LLP


Fort Worth, Texas
July 9, 1998